UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 9, 2017

BRIDGFORD FOODS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1308 N. Patt Street, Anaheim, California	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.08 – Shareholder Director Nominations.

Bridgford Foods Corporation (the “Company”) expects to hold its 2017 annual meeting of shareholders (the “Annual Meeting”) on or about July 12, 2017. The Company expects to establish the record date for the Annual Meeting on or about June 16, 2017.

Qualified stockholder proposals (including proposals made pursuant to Rule 14a-8 or Rule 14a-18 under the Securities Exchange Act of 1934, as amended) to be presented at the Annual Meeting and included in the Company’s proxy statement and form of proxy relating to that meeting must be received at the Company’s headquarters and addressed to the Company’s corporate secretary. Because the date of the Annual Meeting has been changed to a date that is more than 30 days later than the one-year anniversary date of the Company’s 2016 annual meeting of shareholders, in accordance with Rule 14a-18, to be timely, such proposal must be received not later than June 2, 2017. For inclusion in the Company’s proxy statement, proposals must comply with applicable California law and the rules and the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

May 9, 2017	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer